EXHIBIT 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities

Subsidiaries:	Place of Incorporation
Jingdong Technology Group Corporation	Cayman Islands
JD Property Group Corporation	Cayman Islands
JD Logistics, Inc.	Cayman Islands
JD Property Holding Limited	Cayman Islands
JD Assets Holding Limited	Cayman Islands
JD Health International Inc.	Cayman Islands
JD Industrial Technology Inc.	Cayman Islands
JD.com Investment Limited	British Virgin Islands
JD Asia Development Limited	British Virgin Islands
JD Jiankang Limited	British Virgin Islands
JD Industrial Technology Limited	British Virgin Islands
JD Logistics Holding Limited	Hong Kong
Jingdong E-Commerce (Trade) Hong Kong Co., Ltd.	Hong Kong
JD.com International Limited	Hong Kong
JD.com E-Commerce (Technology) Hong Kong Co., Ltd.	Hong Kong
JD.com Overseas Innovation Limited	Hong Kong
JD.com E-Commerce (Investment) Hong Kong Co., Ltd.	Hong Kong
Beijing Jingdong Century Trade Co., Ltd.	PRC
Jiangsu Jingdong Information Technology Co., Ltd.	PRC
Chongqing Jingdong Haijia E-commerce Co., Ltd.	PRC
Beijing Jingdong Shangke Information Technology Co., Ltd.	PRC
Xi’an Jingxundi Supply Chain Technology Co., Ltd.	PRC
Xi’an Jingdong Xuncheng Logistics Co., Ltd.	PRC
Shanghai Shengdayuan Information Technology Co., Ltd.	PRC
Suqian Hanbang Investment Management Co., Ltd.	PRC
Beijing Wodong Tianjun Information Technology Co., Ltd.	PRC
Beijing Jingdong Zhenshi Information Technology Co., Ltd.	PRC
Jingdong Logistics Supply Chain Co., Ltd.	PRC
Jiangsu Huiji Space Technology Co., Ltd.	PRC
Jingdong Five Star Appliance Group Co., Ltd.	PRC

Consolidated variable interest entities and their subsidiaries:
Beijing Jingdong 360 Degree E-commerce Co., Ltd.	PRC
Jiangsu Yuanzhou E-commerce Co., Ltd.	PRC
Jiangsu Jingdong Bangneng Investment Management Co., Ltd.	PRC
Xi’an Jingdong Xincheng Information Technology Co., Ltd.	PRC
Suqian Juhe Digital Enterprise Management Co., Ltd.	PRC
Suqian Jingdong Jinyi Enterprise Management Co., Ltd.	PRC
Suqian Jingdong Sanhong Enterprise Management Center (L.P.)	PRC
Suqian Jingdong Mingfeng Enterprise Management Co., Ltd.	PRC
Beijing Jingbangda Trade Co., Ltd.	PRC
Beijing Jingxundi Technology Co., Ltd.	PRC
Beijing Jingdong Qianshi Technology Co., Ltd.	PRC